                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C., 20549

                           ________________________



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 31, 1997
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                          CITADEL HOLDING CORPORATION
                          ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    DELAWARE                         1-8625                  95-3885184
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(STATE OR OTHER                (COMMISSION FILE             (IRS EMPLOYER
JURISDICTION OF                     NUMBER)               IDENTIFICATION NO.)
 INCORPORATION)

       550 SOUTH HOPE STREET, SUITE 1825, LOS ANGELES, CALIFORNIA  90071
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       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (213) 239-0540
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On December 31, 1997, the Company acquired, through its interest in three general partnerships (the "Partnerships"), a 40% interest in approximately 580 acres of agricultural land and related improvements, located in Kern County, California, commonly known as the Big 4 Ranch (the "Property"). The Property was acquired by the Partnerships (the "Ranch Acquisition") from Prudential Insurance Company of America ("Prudential") on an arms length basis for a purchase price of $6.75 million, plus reimbursement of certain cultural costs and is comprised of approximately 940 acres of mature citrus orchards, 600 acres of open land, currently used for annual crops, and approximately 40 acres used for support facilities. The Ranch Acquisition by the Partnerships was financed by pro rata capital contributions of the partners, by a $4.05 million purchase money loan from Prudential, and a loan of approximately $.850 million from the Company to the Partnerships to finance on a temporary basis the cultural reimbursements to Prudential.

The other two partners in the Partnerships are Visalia LLC (a limited liability company controlled by Mr. James J. Cotter, the Chairman of the Board of the Company, and owned by Mr. Cotter and certain members of his family) which has a 20% interest and Big 4 Ranch, Inc., a publicly held corporation, which has the remaining 40% interest. Prior to the Acquisition, Big 4 Ranch, Inc., was a wholly owned subsidiary of the Company. Immediately prior to the Acquisition, the Company capitalized Big 4 Ranch, Inc., with a cash capital contribution of $1.2 million and then distributed 100% of the share of Big 4 Ranch, Inc., to the shareholders of record of the Company's common stock as of the close of business on December 23, 1997, as a spin-off dividend (the "Spin-Off").

The Prudential purchase money loan has a ten year maturity and accrues interest, payable quarterly, at a fixed rate of 7.70%. The Company used working capital to fund its capital contributions to the Partnership, the capitalization of Big 4 Ranch, Inc., and the cultural costs loan to the Partnerships.

The Company is advised that the Property was acquired by Prudential in satisfaction of certain indebtedness approximately five years ago, and has been used by Prudential for agricultural purposes while awaiting disposal. The business plan of the Partnerships (the "Partnership Business Plan") is to continue to use the Property for agricultural purposes, to lease to third parties on an annual basis the currently open land for annual crops, and over time to use the cash flow from the Property to improve the currently empty land with additional citrus orchards.

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The Property, the Acquisition, the Spin-Off and the Partnership Business Plan
are described in greater detail in the Big 4 Ranch, Inc. Information Statement dated December 9, 1997 and distributed on or about that date to the record shareholders of the Company.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a) Financial Statements of Business Acquired:

          The financial statements required will be filed by the Company no later than 60 days after the filing of this Form 8-K.

          (b) Pro forma Financial Information:

          The Company will file such financial statements as are required by
Item 7(b) no later than 60 days after the filing of this Form 8-K.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 15, 1998            CITADEL HOLDING CORPORATION



                                      By: /s/ S. Craig Tompkins
                                          ---------------------
                                          S. Craig Tompkins
                                          Principal Accounting Officer



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